                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated April 30, 1997, accompanying the financial statements of the Dean Witter Select Equity Trust Select 5 Industrial Portfolio 97-3, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.
                                   Deloitte & Touche LLP
                                   Deloitte & Touche LLP
April 30, 1997
New York, New York